EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         This Employment Agreement dated this 1st day of June, 2002 sets forth the terms and conditions of employment between Ragin' Ribs International, Inc. (herein referred to as the "Company') and James B. Cheatham (herein referred to as the "Employee").

         1. Position. The Employee's position is Chairman, Chief Executive Officer and President of the Company

         2. Employment; Compensation. The company hereby employs or continues to employ employee as an employee, on the terms and conditions set forth herein, and Employee accepts such employment. Employee's employment and compensation may be terminated by the Company at any time, with or without cause. The Board of Directors of the Company or its designee hereunder shall determine Employee's salary and compensation for services.

         The Employee will receive an annual salary $120,000.00 payable consistent with company policy, which currently is in twenty-six equal payments. Additionally, the Employee will receive:

             a) Company car with monthly lease payments not to exceed $550.00.
                Company to pay for all costs of car;

             b) The Company will pay all business related expenses. Company will provide Employee with a Company credit card;

             c) Employees compensation may be reviewed by the Company at any time but no less one per year.

         3. Duties and Responsibilities. Employee shall devote best efforts to the duties and responsibilities assigned by the Company, and shall abide by this Agreement and the Company's Operations Policies. The Employee will receive the title of Chairman, Chief Executive Officer and President of the Company and report directly to the Board of Directors of the Company.

         4. Confidential Information. Employee shall not disclose to any person whatsoever or use any trade secrets or Confidential information of the Company. This paragraph shall be effective during the term hereof and for one (1) year after termination of employment.

         5. Company Property. Employee shall, upon request of the Company, and without request promptly on termination of employment, deliver all Company Property in Employee's possession or control to the Company. Employee acknowledges and agrees that title to all Company Property is vested in the Company.

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         6. Assignability. The services to be performed by Employee pursuant to the Agreement are unique and accordingly, Employee shall not have the power to assign this Agreement or Employee's performance of Employee's duties and obligations pursuant to this Agreement. The Employer has the right to assign this agreement.

         7. Choice of Law. This Agreement may be executed in one or more counterparts, each of which shall be deemed original, but all of which shall together constitute one and the same instrument. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. The parties agree that any disputes concerning the interpretation, validity, enforceability, and to exercise any remedies from an alleged breach hereof shall be adjudicated in the Superior Court for the county where the Seller's principal executed office is located at the time of the dispute, or the applicable district and division of a federal court having venue for disputes in the same county.

         8. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties and all promises, representations, warranties or inducements made by either party to the other, not specifically made in writing or made a part hereof by reference, or expressly superseded and should have no force or effect whatsoever. This Agreement may not be amended except in writing signed by both parties.

         9. Binding Effect. This Agreement shall be governed by the laws of the State of Florida and shall be binding upon and inure to the benefit of each respective party's heirs, successors, legal representatives, executors and assigns.

Signed this 1st day of June, 2002

                                            THE COMPANY

                                            RAGIN' RIBS INTERNATIONAL, INC.

                                            By: /s/ James Cheatham
                                               ---------------------------------
                                                 Member of Board of Directors

                                            THE EMPLOYEE

                                            /s/ James Cheatham
                                            James E. Cheatham

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